Exhibit 99.7

SPECIAL MEETING OF STOCKHOLDERS OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

[            ], 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material,

statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at www.swmintl.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach along perforated line and mail in the envelope provided.

        ⬛    00030030000000001000    0

042122

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  Proposal to approve the issuance of SWM voting common stock, par value $0.10 per share, of SWM (which we refer to as the “SWM common stock”), pursuant to the terms of the merger agreement, in an amount necessary to complete the merger and the other transactions contemplated by the merger agreement (which we refer to as the “SWM share issuance proposal”); and

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.  Proposal to approve one or more adjournments of the SWM special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the SWM share issuance proposal (which we refer to as the “SWM adjournment proposal”).

		☐	☐	☐

NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Special Meeting of Stockholders and a Proxy Statement for the Special Meeting of Stockholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Pleasemark here if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

SPECIAL MEETING OF STOCKHOLDERS OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

[            ], 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. If you send the proxy card by mail, you should allow a sufficient number of days to ensure delivery.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at www.swmintl.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

⬛ 00030030000000001000 0	042122

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  Proposal to approve the issuance of common stock, par value $0.10 per share, of SWM (which we refer to as the “SWM common stock”), pursuant to the terms of the merger agreement, as it may be amended from time to time, in an amount necessary to complete the merger and the other transactions contemplated by the merger agreement, as it may be amended from time to time (which we refer to as the “SWM share issuance proposal”); and

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.  Proposal to approve one or more adjournments of the SWM special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the SWM share issuance proposal (which we refer to as the “SWM adjournment proposal”).

		☐	☐	☐

NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Special Meeting of Stockholders and a Proxy Statement for the Special Meeting of Stockholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark here if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockeholder	Date:	Signature of Shareholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

0 ∎

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

100 North Point Center East

Alpharetta, Georgia 30022-8246

COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Special Meeting of Stockholders, [            ], 2022

The undersigned hereby revokes any proxies previously given and hereby appoints RICARDO NUÑEZ and R. ANDREW WAMSER, Jr., and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the “Company”) held of record by the undersigned on the record date for the Special Meeting (as defined below), at the Special Meeting of Stockholders of the Company, to be held virtually, via live webcast on the Internet at [            ] a.m. Eastern Time, on [            ], [            ], 2022, and any adjournment or postponement thereof (the meeting, as adjourned or postponed from time to time, the “Special Meeting”). If no designation is made, the proxies will vote the shares as the Board of Directors recommends: “FOR” Proposals 1 and 2. If any other matter properly comes before the meeting or any adjournment or postponement thereby, the person named in this proxy or their substitute will vote in their discretion.

(Continued and to be signed on the reverse side)

∎ 1.1	14475 ∎